As filed with the Securities and Exchange Commission on November 13, 2000         Registration No. 333-37082
==================================================================================================================


                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                _______________

                       POST-EFFECTIVE AMENDMENT NO. 1 TO
                        FORM S-4 REGISTRATION STATEMENT
                                  ON FORM S-8
                                     Under
                          THE SECURITIES ACT OF 1933

                                _______________

                              EXELON CORPORATION
            (Exact name of registrant as specified in its charter)

                     Pennsylvania                                                23-2990190
        (State or Other Jurisdiction of Incorporation             (I.R.S. Employer Identification No.)
                     or Organization)

                    37/th/ Floor, 10 South Dearborn Street
                            Post Office Box A-3005
                         Chicago, Illinois 60690-3005
                                (312) 394-4321
             (Address of Registrant's principal executive offices)


               Exelon Corporation 1989 Long Term Incentive Plan;
                  PECO Energy Company 1998 Stock Option Plan;
                   PECO Energy Company Employee Savings Plan
                           (Full title of the plans)

                              RUTH ANN M. GILLIS
               Senior Vice President and Chief Financial Officer
                              Exelon Corporation
                    37/th/ Floor, 10 South Dearborn Street
                         Chicago, Illinois 60690-3005
                                (312) 394-4321
                    (Name and address of agent for service)


                        CALCULATION OF REGISTRATION FEE

===========================================================================================================================
                                                        Proposed          Proposed
             Title of securities       Amount to be      maximum           maximum            Amount of
              to be registered          registered    offering price      aggregate         Registration
                                                        per share       offering price           fee
---------------------------------------------------------------------------------------------------------------------------
Common Stock, no par value(1)              -0-             N/A                N/A                 -0-
===========================================================================================================================

     (1) This registration statement covers shares of Common Stock of the Registrant ("Shares") for which a registration fee already has been paid in connection with the filing of the Form S-4 Registration Statement (filed on May 15, 2000) (the "2000 Form S-4") to which this post-effective amendment on Form S-8 relates. Pursuant to Interpretation G-43 of the Securities and Exchange Commission's 1997 Telephone Interpretations Manual, this Post-Effective Amendment on Form S-8 is being filed for the purpose of identifying the employee benefit plans pursuant to which these shares have been issued. The Shares registered on the 2000 Form S-4 and this Form S-8 include the following: 4,444,529 Shares offered or sold pursuant to the Exelon Corporation 1989 Long Term Incentive Plan; 1,533,887 Shares offered or sold pursuant to the PECO Energy Company 1998 Stock Option Plan; and 693,075 Shares offered or sold pursuant to the PECO Energy Company Employee Savings Plan (each of these employee benefit plans is hereinafter collectively referred to as the "Plans"). In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Form S-8 also covers an indeterminate amount of interests to be offered or sold pursuant to each of the Plans. Pursuant to Rule 457(h)(2), no separate registration fee is required with respect to the interests in the Plans. This Form S-8 also relates to an indeterminate number of Shares which may be issued upon stock splits, stock dividends or similar transactions in accordance with Rule 416.

================================================================================

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

     The following documents, as filed by Exelon Corporation (the "Registrant") with the Securities and Exchange Commission (the "Commission"), are incorporated by reference in this Registration Statement and made a part hereof:

          (a) The Registrant's latest prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, as part of the Registrant's Registration Statement on Form S-4 filed on May 15, 2000 (Registration No. 333-37082).

          (b) The description of the Registrant's common stock contained in the registration statement on Form 8-A filed under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including any amendment thereto or report filed for the purpose of updating such description.

          (c) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the financial statements set forth in the prospectus referred to in (a) above.

     All reports and other documents subsequently filed by the Registrant or the any of the Plans pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents. Any statement contained in any document, all or a portion of which is incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained or incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

     Not applicable.

Item 5.  Interests of Named Experts and Counsel.

     Not applicable.

Item 6.  Indemnification of Directors and Officers.

     Chapter 17, Subchapter D of the Pennsylvania Business Corporation Law of 1988, as amended (the "PBCL") contains provisions permitting indemnification of officers and directors of a business corporation incorporated in Pennsylvania. Sections 1741 and 1742 of the PBCL provide that a business corporation may indemnify directors and officers against liabilities and expenses he or she may incur in connection with a threatened, pending or completed civil, administrative or investigative proceeding by reason of the fact that he or she is or was a representative of the corporation or was serving at the request of the corporation as a representative of another enterprise, provided that the particular person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. In general, the power to indemnify under these sections does not exist in the case of actions against a director or officer by or in the right of the corporation if the person otherwise entitled to indemnification shall have been adjudged to be liable to the corporation, unless it is judicially determined that, despite the adjudication of liability but in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnification for the expenses the court deems proper. Section 1743 of the PBCL provides that the corporation is required to indemnify directors and officers against expenses they may incur in defending these actions if they are successful on the merits or otherwise in the defense of such actions.

     Section 1746 of the PBCL provides that indemnification under the other sections of Subchapter D is not exclusive of other rights that a person seeking indemnification may have under any by-law, agreement, vote of shareholders or disinterested directors or otherwise, whether or not the corporation would have the power to indemnify the person under any other provision of law. However,
Section 1746 prohibits indemnification in circumstances where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness.

     Section 1747 of the PBCL permits a corporation to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a representative of another enterprise, against any liability asserted against such person and incurred by him or her in that capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify the person against such liability under Subchapter D.

     The Registrant's by-laws provide that it is obligated to indemnify directors and officers and other persons designated by the board of directors against any liability, including any damage, judgment, amount paid in settlement, fine, penalty, cost or expense (including, without limitation, attorneys' fees and disbursements) incurred in connection with any proceeding. The Registrant's by-laws provide that no indemnification shall be made where the act or failure to act giving rise to the claim for indemnification is determined by arbitration or otherwise to have constituted willful misconduct or recklessness or attributable to receipt from the Registrant of a personal benefit to which the recipient is not legally entitled.

     As permitted by PBCL Section 1713, the Registrant's by-laws provide that directors generally will not be liable for monetary damages in any action, whether brought by shareholders directly or in the right of the Registrant or by third parties, unless they fail in the good faith performance of their duties as fiduciaries (the standard of care established by the PBCL), and such failure constitutes self-dealing, willful misconduct or recklessness.

     The Registrant has purchased directors' and officers' liability insurance.

Item 7.  Exemption from Registration Claimed.

     Not applicable.

Item 8.  Exhibits.

     The following is a list of exhibits filed as part of this Registration Statement.

Exhibit
Number                             Exhibit
------                             -------

4.1 The Registrant's Articles of Incorporation (incorporated herein by reference to Exhibit 3.1 of the Registrant's Registration Statement on Form S-4 filed with the Commission on May 15, 2000, Registration No. 333-37082).

4.2            Exelon Corporation 1989 Long Term Incentive Plan.

4.3            PECO Energy Company 1998 Stock Option Plan.

4.4            PECO Energy Company Employee Savings Plan.

23.1           Consent of PricewaterhouseCoopers LLP.

23.2           Consent of Arthur Andersen LLP.

24.1           Powers of Attorney.

Item 9.  Undertakings.

     (a)  The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and each filing of each Plan's respective annual reports pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     The Registrant.  Pursuant to the requirements of the Securities Act of
     --------------
1933, as amended, the Registrant has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Philadelphia, Pennsylvania on the 31st day of October, 2000.

                                   EXELON CORPORATION


                                   By: /s/ Corbin A. McNeill, Jr.
                                       --------------------------
                                      Corbin A. McNeill, Jr.
                                      Chairman and Co-Chief Executive Officer


                                   By: /s/ John W. Rowe
                                       ----------------
                                      John W. Rowe
                                      President and Co-Chief Executive Officer



     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on October 31, 2000.

             Signature                      Capacity                                  Date
             ---------                      --------                                  ----
/s/ Corbin A. McNeill, Jr.       Chairman, Co-Chief Executive Officer               October 31, 2000
-----------------------------
Corbin A. McNeill, Jr.           and Director

/s/ John W. Rowe                 President, Co-Chief Executive Officer              October 31, 2000
-----------------------------
John W. Rowe                     and Director

/s/ Ruth Ann M. Gillis           Senior Vice President and Chief                    October 31, 2000
-----------------------------
Ruth Ann M. Gillis               Financial Officer
                                 (Principal Financial Officer)

/s/ Jean Gibson                  Vice President and Corporate                       October 31, 2000
-----------------------------
Jean Gibson                      Controller
                                 (Principal Accounting Officer)

     This Registration Statement has also been signed by Corbin A. McNeill, Jr., in his individual capacity as a Director and as Attorney-in-Fact, on behalf of the following Directors on the date indicated:

                   Edward A. Brennan                      Carlos H. Cantu
               Admiral Daniel L. Cooper                 M. Walter D'Alessio
                Admiral Bruce DeMars                    G. Fred DiBona, Jr.
                    Sue Ling Gin                        Richard H. Glanton
                Rosemarie B. Greco                      Edgar D. Jannotta
                    John M. Palms                         John W. Rogers
                    John W. Rowe                           Ronald Rubin
                Richard L. Thomas


By:  /s/ Corbin A. McNeill, Jr.
     --------------------------
 Corbin A. McNeill, Jr.
 (Director and Attorney-in-Fact for the Directors set forth above)

The Plans.  Pursuant to the requirements of the Securities Act of 1933, each of
---------
the Plans has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Philadelphia, Pennsylvania on the dates indicated.

                  Plan Name                          Signature of Plan Representative                 Date
                  ---------                          --------------------------------                 ----
Exelon Corporation 1989 Long Term Incentive                /s/ J. Barry Mitchell                October 31, 2000
                                                           --------------------------------
Incentive Plan                                               J. Barry Mitchell

PECO Energy Company 1998 Stock Option Plan                 /s/ J. Barry Mitchell                October 31, 2000
                                                           --------------------------------
                                                             J. Barry Mitchell
PECO Energy Company Employee Savings Plan                  /s/ J. Barry Mitchell                October 31, 2000
                                                           --------------------------------
                                                             J. Barry Mitchell

                                 Exhibit Index
                                 -------------


4.1 The Registrant's Articles of Incorporation (incorporated herein by reference to Exhibit 3.1 of the Registrant's Registration Statement on Form S-4 filed with the Commission on May 15, 2000, Registration No. 333-37082).

4.2      Exelon Corporation 1989 Long Term Incentive Plan.

4.3      PECO Energy Company 1998 Stock Option Plan.

4.4      PECO Energy Company Employee Savings Plan.

23.1     Consent of PricewaterhouseCoopers LLP.

23.2     Consent of Arthur Andersen LLP.

24.1     Powers of Attorney.